Exhibit 10(c)


                    NATIONAL COLLECTIVE BARGAINING AGREEMENT



                                 By and Between:



                             LIZ CLAIBORNE, INC. AND



                                      UNITE


                            Effective: June 1, 2003


                             Expires: May 31, 2006

        TABLE OF CONTENTS

ARTICLE 1:  UNION RESPONSIBILITY.........................................- 2 -

ARTICLE 2:  BARGAINING UNIT AND UNION RECOGNITION........................- 3 -

ARTICLE 3:  UNION MEMBERSHIP.............................................- 4 -

ARTICLE 4:  EMPLOYER'S OBLIGATIONS.......................................- 6 -

ARTICLE 5:  AFTER ACQUIRED AND NEW FACILITIES............................- 6 -

ARTICLE 6:  TRIAL PERIOD.................................................- 7 -

ARTICLE 7:  HIRING RATES AND MINIMUM WAGE SCALES.........................- 8 -

ARTICLE 8:  CHANGE IN LEGAL MINIMUMS.....................................- 9 -

ARTICLE 9:  COST OF LIVING ADJUSTMENT....................................- 9 -

ARTICLE 10: JOB SECURITY/HANDLING AND DISTRIBUTION OF PRODUCT............- 10 -

ARTICLE 11: CHANGE IN PAY SYSTEMS........................................- 11 -

ARTICLE 12: WAGE INCREASES...............................................- 11 -

ARTICLE 13: CHECK-OFF....................................................- 12 -

ARTICLE 14: NO DISCRIMINATION............................................- 13 -

ARTICLE 15: EMPLOYMENT STANDARDS.........................................- 13 -

ARTICLE 16: HEALTH AND SAFETY............................................- 14 -

ARTICLE 17: HOURS OF WORK AND OVERTIME...................................- 15 -

ARTICLE 18: TEMPORARY EMPLOYEES..........................................- 16 -

ARTICLE 19: HOLIDAYS, PERSONAL DAYS/PAID TIME OFF AND SICK DAYS..........- 17 -

ARTICLE 20: BEREAVEMENT LEAVE ...........................................- 18 -

ARTICLE 21: SHOP STEWARD.................................................- 18 -

ARTICLE 22: SENIORITY/LAYOFF.............................................- 19 -

ARTICLE 23: WORK ASSIGNMENTS.............................................- 19 -

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ARTICLE 24: DISCHARGES...................................................- 19 -

ARTICLE 25: LEAVES OF ABSENCE............................................- 20 -

ARTICLE 26: TIME CLOCK...................................................- 22 -

ARTICLE 27: RIGHT TO VISIT SHOP..........................................- 22 -

ARTICLE 28: EMPLOYEE BENEFIT FUNDS.......................................- 23 -

ARTICLE 30: GRIEVANCES AND ARBITRATION...................................- 31 -

ARTICLE 31: NO STRIKE/NO LOCKOUT PLEDGES.................................- 35 -

ARTICLE 32: NO REDUCTION OF WAGES OR OTHER BENEFITS......................- 35 -

ARTICLE 33: STRUCK WORK-LABOR DISPUTE CROSSING PICKET LINES..............- 35 -

ARTICLE 34: TEMPORARY APPOINTMENT TO UNION STAFF.........................- 36 -

ARTICLE 35: CONFORMITY TO LAW............................................- 36 -

ARTICLE 36: JURY DUTY....................................................- 37 -

ARTICLE 37: UNION ACTIVITIES.............................................- 37 -

ARTICLE 38: JOINT LABOR-MANAGEMENT COMMITTEE.............................- 38 -

ARTICLE 39: VACATIONS....................................................- 38 -

ARTICLE 40: CUTTING......................................................- 38 -

ARTICLE 41: REPORTING PAY................................................- 38 -

ARTICLE 42: NO WAIVER....................................................- 39 -

ARTICLE 43: MANAGEMENT RIGHTS............................................- 39 -

ARTICLE 44: DURATION OF AGREEMENT........................................- 39 -



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     THIS AGREEMENT is made and entered into as of June 1, 2003 by and between
LIZ CLAIBORNE INC., (hereinafter designated as the "Company") and
UNITE(hereinafter designated as the "Union" or "UNITE").

                              W I T N E S S E T H:

     WHEREAS, the Company is engaged in an integrated process of production, handling and distribution of garments; and

     WHEREAS, the Employer owns or leases and operates several distribution centers and samplerooms in which the Union represents the majority of the employees employed by the Employer, and the Employer recognizes the Union as the exclusive bargaining representative of its warehouse and sampleroom employees; and

     WHEREAS, the various distribution centers and samplerooms have been governed by separate collective bargaining agreements covering individual facilities; and

     WHEREAS, to provide uniformity of conditions and ease of administration, the parties choose to consolidate the separate bargaining units and collective bargaining agreements into a national multi-plant agreement, to be supplemented by local agreements covering specific facilities; and

     WHEREAS, the parties desire to cooperate in establishing conditions which will tend to secure a living wage, fair conditions and standards of employment and to provide for a fair and peaceful adjustment of all disputes so as to secure uninterrupted operation of work.

     NOW, THEREFORE, the parties hereto agree as follows:

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                         ARTICLE 1: UNION RESPONSIBILITY
                         -------------------------------

     The Union shall have the sole responsibility for administering and enforcing this Agreement and for obtaining compliance with its terms. The sole persons authorized or having the power to act as agents of the Union, or to bind the Union legally with respect to matters arising out of this Agreement or arising out of the relations between the Employer and the Union, or to subject the Union to any liability whatever by reason of any acts or omissions is the President of the Union and the managers of the signatory Locals thereof or such substitute or additional persons as the Union may hereafter formally designate by written notice to the Employer. The Union shall not be responsible for the acts or omissions of any other person, including members and employees of the Union.

                      ARTICLE 2: BARGAINING UNIT AND UNION
                      ------------------------------------
                                   RECOGNITION
                                   -----------

     2.1 The scope of the bargaining unit covers the following distribution centers and samplerooms presently located at:

HQ1 - 1 Claiborne Avenue, North Bergen, NJ
Liz 1 - 4 Emerson Lane, Secaucus, New Jersey

1441 Broadway and 240 West 40th Street, New York, New York
Mt. Pocono 1 and 2 - 1 Liz Way, Mt. Pocono, Pennsylvania,

Accessories - 15 Thatcher Road, Dayton, New Jersey

Cosmetics - 120 Herrod Boulevard, Dayton, New Jersey
Jewelry - 1 Powder Hill Road, Lincoln RI


     2.2 The bargaining unit consists of all distribution center and sampleroom employees, including cutters and related crafts, employed by the Employer at the covered facilities. Local supplemental agreements may further define the bargaining unit at specific facilities. It is agreed

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that the Union represents a majority of said employees and that during the term of this Agreement the Union shall be the sole and exclusive bargaining representative of all employees in the bargaining unit as hereinabove described. Office, clerical, supervisory and executive employees, as well as any employees who may be employed at the retail facility at any location, are excluded from the provisions hereof.

     2.3 "Workers" or "employees" as used in this Agreement means those employees covered by the bargaining unit as well as those who may be hereinafter included.

     2.4 This Agreement shall be the National Agreement. There shall be Supplemental Agreements which govern certain terms and conditions of employment at individual facilities. In case of conflict between this National Agreement and a Supplemental Agreement, the Supplemental Agreement shall govern. Any dispute unresolved as to whether a conflict exists between the National and a Supplemental Agreement or whether a particular dispute is subject to resolution under the provisions of the National or a Supplemental Agreement shall be subject to arbitration pursuant to Article 30 of this National Agreement.


                           ARTICLE 3: UNION MEMBERSHIP
                           ---------------------------

     3.1 Good standing membership in the Union shall be a condition of employment with the Employer for all bargaining unit employees who have such membership on the date of execution of this Agreement; it shall also be a condition of employment with the Employer for all other bargaining unit employees on and after the thirtieth (30th) day following the execution or effective date of this Agreement, or on or after the thirtieth (30th) day following the beginning of their employment, whichever is the later. If the foregoing is prohibited by law, then at the corresponding time all employees shall be required as a condition of employment (unless

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prohibited by law) to pay to the Union a service charge to reimburse it for the cost of negotiating and administering this agreement.

     3.2 Good standing membership in the Union for purposes of this Article means such membership in the Union through membership in any affiliate of UNITE.

     3.3 In the event that paragraph 3.1 may not be lawfully applied, all employees shall be informed by the Employer of the existence of this Agreement and the terms thereof and shall be advised by the Employer that, in its opinion, good labor-management relations are and will be best served and promoted if such employees become and remain members of the Union. The Employer agrees to implement and promote this provision by posting copies of the following notice near all time clocks and in other prominent places such as bulletin boards in its facilities:

                           "NOTICE TO ALL EMPLOYEES"

          This plant is being operated under the terms of an agreement with the Union of Needletrades, Industrial and Textile Employees, AFL-CIO. All wages, hours and other conditions of employment are regulated by the terms of this agreement.
     Good labor management relations will be best served and promoted, in our opinion, if all our employees covered by this agreement become and remain members of this Union.

Signed:
       ---------------------------------------------------------


Name of Employer:
                 -----------------------------------------


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                        ARTICLE 4: EMPLOYER'S OBLIGATIONS
                        ---------------------------------

     All of the terms and provisions of this Agreement shall be binding upon the Employer and upon its subsidiaries, successors and assigns. In the event the Employer sells or transfers its business to another, it shall nevertheless continue to be liable for the complete performance of the terms and provisions of this Agreement by the purchaser or transferee until the purchaser or transferee expressly, in writing, assumes such performance and agrees to be fully bound by the terms and provisions of this Agreement.

                  ARTICLE 5: AFTER ACQUIRED AND NEW FACILITIES
                  --------------------------------------------

     5.1 This National Agreement shall be binding on those presently existing facilities described in Article 2.1 above as well as all future facilities operated by and either owned or leased by the Employer, but not including retail stores. Local conditions for any future or after-acquired facility shall be negotiated between the Employer and the Union.

     5.2 When the Employer acquires a new facility by merger, acquisition or consolidation, it shall advise the Union within one (1) year after such merger, acquisition or consolidation whether the facility will be maintained by the Employer or disposed of in some fashion. If the Employer advises the Union that the facility will not be maintained by the Employer, then the Employer either must dispose of the facility within six (6) months from the date of such notice (unless the parties mutually agree to an extension) or Article 5 will apply. If the facility is maintained by the Employer, this Agreement shall become binding on that facility no later than eighteen (18) months from the date that the facility was initially acquired.

     5.3 If the facility is a manufacturing facility, the time periods set forth in Article 5 above will apply, but the employees of said manufacturing facility will be treated as a separate bargaining unit, and a separate

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collective bargaining agreement will be negotiated by the parties for that facility.

                             ARTICLE 6: TRIAL PERIOD
                             -----------------------

     The first thirty (30) calendar days of employment for newly- hired employees shall be deemed their trial period during which time they may be discharged without regard to cause. The trial period may be extended for another fourteen (14) calendar days with the written consent of the Union. Upon the expiration of the trial period, the newly-hired employee will be deemed a regular employee. The trial period shall not be abused by the Employer and any claim of abuse shall be the subject of arbitration hereunder.

                 ARTICLE 7: HIRING RATES AND MINIMUM WAGE SCALES
                 -----------------------------------------------

     7.1 The hiring rates in effect in the various facilities and job classifications, if any shall be set forth in the local Supplemental Agreements.

     7.2 All hiring rates at all facilities covered by this agreement shall increase $0.25 per hour effective June 1, 2003, $0.25 per hour effective June 6, 2004, and an additional $0.25 per hour effective June 5, 2005. The hiring rates may not be decreased. They may increase only upon mutual agreement of the parties.

     7.3 Upon satisfactory completion of the trial period, an employee shall receive an additional $0.50 per hour.

     7.4 All employees who have completed their trial period as of June 1, 2003 shall receive at least $0.25 an hour above the newly-established minimum wage rate in Paragraph 7.3. Employees who are in their trial period on June 1, 2003 shall receive the greater of the wage increase effective on June 2, 2003 or $0.50 above the June 2, 2003 hiring minimum, but not both.

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                       ARTICLE 8: CHANGE IN LEGAL MINIMUMS
                       -----------------------------------

     If, during the term of this Agreement, a new applicable federal or state minimum wage law is enacted or becomes effective which increases the applicable minimum wage hereunder, then the minimum wage set forth herein shall be automatically increased so that such minimum wage shall be no less than 15% above any newly-established state or federally mandated legal minimum

                      ARTICLE 9: COST OF LIVING ADJUSTMENT
                      ------------------------------------

Should the cost of living, as reflected in the U.S. Consumer Price Index for the period of June 2003 through November 2004 increase ten (10%) percent over the Consumer Price Index for May 2003, as published in June 2003, then the regular hourly wages of all employees shall be increased ten cents ($0.10) per hour. Additionally, hourly increases of five cents ($0.05) per hour shall be paid for each additional increase in the cost of living of one-half of one percent (.5%). Cost of living increases payable under this provision shall not exceed twenty-five cents ($0.25) per hour. Rises in the Consumer Price Index shall be measured over an eighteen (18) month period, as set forth above, by utilizing the consumer Price Indices for the Urban Wage Earners and Clerical workers, U.S. Cities, Average, printed and released in the months of July 2003 through December 2004. Wage increases due hereunder shall be effective January 4, 2005.


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          ARTICLE 10: JOB SECURITY/HANDLING AND DISTRIBUTION OF PRODUCT
          -------------------------------------------------------------

     10.1 No employee shall be involuntarily permanently laid off as a direct result of the Employer's use of a third party contractor to distribute its product.

     10.2 To protect the job security of the employees of the Employer and to preserve labor standards among workers who are employed in the integrated process of production of the Employer's garments, the parties agree to the following:

          In the event the Employer engages a third party contractor to operate a distribution facility entirely dedicated to the distribution of the Employer's garments for a period in excess of two (2) years, or if the Employer engages a third party contractor where the Employer's garments will take over 50% of the square footage of the third party's facility for more than three (3) months, such third party contractor must have a collective bargaining relationship with UNITE or an affiliate thereof.

     10.3 Subject to the protections set forth above, nothing contained herein or in any Local Supplement shall be deemed to restrain the Employer in its determination as to the methods or means by which its products are handled and distributed, including, but not limited to, the allocation of products and functions among the Employer's facilities or the use of facilities not owned, leased or operated by the Employer.

                        ARTICLE 11: CHANGE IN PAY SYSTEMS
                        ---------------------------------

     The Employer reserves the right to change the method of payment for some of the general distribution or quality assurance employees to an incentive system. Employees on the incentive system shall not be paid less than their current hourly rate. The Union may assert reasonable challenges to the fairness of the proposed incentive system. Any disputes regarding the implementation of such systems may be submitted to the arbitrator for resolution.

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                           ARTICLE 12: WAGE INCREASES


     12.1 The wage increases for employees shall be as follows:

     Effective June 1, 2003, employees shall receive a wage increase of $0.60 per hour.

     Effective June 6, 2004, employees shall receive a wage increase of $0.50 per hour.

     Effective June 5, 2005, employees shall receive a wage increase of $0.50 per hour.

     12.2



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                              ARTICLE 13: CHECK-OFF
                              ---------------------

     13.1 Subject to the requirements of law concerning authorization and assignment by the employees individually, the Employer shall deduct membership dues (which shall be deemed to include periodic fixed dues, initiation fees and assessments) or, to the extent permitted by law, service charges, from the earnings of its employees monthly and transmit the same to the Union promptly in accordance with past practice thereafter.

     13.2 The Employer agrees to honor check-off authorizations for political contributions to the UNITE Campaign Committee and AFL-CIO COPE from employees who are members of the Union.

     13.3 Sums deducted by the Employer under the provisions of Paragraphs 13.1 and 13.2 this Article shall be kept separate and apart from general funds of the Employer and shall be held in trust by the Employer for the benefit of the Union, the UNITE Campaign Committee, and AFL-CIO COPE, as the case may be.

                          ARTICLE 14: NO DISCRIMINATION
                          -----------------------------

     The Employer shall not discriminate against any employee on the basis of race, creed, religion, color, national origin, sex, age, sexual orientation, citizenship status, disability, veteran's status or membership in or activities on behalf of the Union, unless required by this Agreement. The Employer, however, shall not employ children or adolescents where such employment is prohibited by an applicable federal or state law or regulation.


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                        ARTICLE 15: EMPLOYMENT STANDARDS
                        --------------------------------

     15.1 All wages, earnings, overtime and holiday pay shall be paid on the day they were customarily paid, but no later than the Friday following the week in which they were earned.

     15.2 The Employer shall not charge an employee for any damage to materials unless caused willfully.

     15.3 The Employer shall supply necessary machines and tools to its employees.

     15.4 No officer of the Employer, supervisory employee or any other person outside of the bargaining unit shall perform any work covered by this Agreement, except as specified in Article 18 or in the event of unexpected absenteeism, an emergency, or for training purposes.

     15.5 All paid breaks shall be fifteen (15) minutes.

     15.6 Employees may elect to receive their pay by having the Employer make a direct deposit to the employee's designated account.

                          ARTICLE 16: HEALTH AND SAFETY
                          -----------------------------

     16.1 The Employer shall fully comply with all standards, laws and regulations of health, sanitation and safety, including all regulations of the local fire department.

     16.2 The Employer shall provide an adequate number of drinking fountains. Restrooms and work areas shall be kept in a clean, sanitary condition, and will be well-lighted and heated. Air conditioning shall be maintained in the Employer's facilities where it currently exists.

     16.3 A worker may refuse to perform work which he reasonably believes would pose a serious threat of injury or illness.

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     16.4 The Employer shall be exclusively responsible for health, safety and sanitation conditions in its shop. Neither the Union nor its agents or representatives shall be liable for any job-related injury, illness or death.

     16.5 The Joint Labor-Management Committee set forth in Article 38 shall address issues of health and safety and may make recommendations for the correction of unsafe or harmful conditions and practices and may make recommendations for rules and procedures to prevent accidents and disease and for the promotion of the health, safety and sanitation of the workers.

          16.5.1 The Employer shall facilitate limited safety training of employees by, at the Union's request: 1) providing one day's paid leave of absence per year to one employee in each shop designated by the Union to attend health and safety training, and 2) permitting all employees to participate in one paid hour per year of safety training in the shop during working time. The parties shall schedule such training at a mutually convenient time. This safety-training paragraph does not diminish in anyway the Employer's responsibility to provide a safe and healthful workplace under this Agreement. The Union will provide such training only to the extent feasible and is not obligated to provide such training.

                     ARTICLE 17: HOURS OF WORK AND OVERTIME
                     --------------------------------------

         The provisions governing hours of work and overtime, including overtime premiums shall be set forth in the local supplemental agreements covering the individual facilities and the practices developed thereunder shall continue.


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                         ARTICLE 18: TEMPORARY EMPLOYEES
                         -------------------------------

     18.1 The Employer, from time to time, may have the need for additional temporary employees. Such temporary employees shall not be employed by the Employer for longer than forty (40) consecutive days.

     18.2 Temporary employees shall not be considered to be in the bargaining unit. The temporary employees shall be informed of their temporary status when hired and shall acknowledge the same in writing, a copy of which shall be provided to the Union.

     18.3 In the event that a temporary employee remains employed beyond the forty (40) day period, then such employee shall be placed in the bargaining unit and benefit fund contributions for that employee shall be paid retroactively from the original date of hire. Union obligations for such employee shall be computed on the basis of the original date of hire.

     18.4 The Employer shall not employ temporary employees if any of the bargaining unit employees performing such work are on layoff. The Employer agrees that the job security and earning opportunities shall not be diminished for the regular bargaining unit employees when temporary employees are used. The Employer shall not abuse its right to use temporary employees to avoid hiring regular bargaining unit employees.

                  ARTICLE 19: HOLIDAY, PERSONAL DAYS/PAID TIME
                  --------------------------------------------
                                OFF AND SICK DAYS
                                -----------------

     19.1 Each Supplemental Agreement shall set forth the number of designated holidays and sick days, personal days or paid days off that shall be granted. Employees shall be eligible for holidays at time of hire and those employees who have completed their trial period shall be eligible for paid time off, sick days, or personal days.

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     19.2 Employees may refrain from working one (1) additional day each year on a national or ethnic holiday of their choice, but without pay.

     19.3 An employee shall not be eligible for holiday pay if:

          19.3.1 He or she is absent from work on the work day immediately before or after the holiday, except for a justifiable cause, which shall include absence from work when the shop is not in operation; or

          19.3.2 He or she becomes disabled and the holiday falls on a day beyond the sixtieth (60th) day after the said employee last worked in the shop.

     19.4 When personal days are provided, they must be scheduled with the approval of the Employer. Sick days and/or personal days may be taken in one-half (1/2) day increments.

     19.5 Employees shall be paid for unused sick days, personal days and paid days off at the end of the applicable leave year. The local Supplemental Agreements shall set forth the system for accruing days off, that is, calendar year, contract year or anniversary date.

     19.6 The Employer shall not count any compensated time off as absences for disciplinary purposes.

     19.7 Holiday pay shall be paid at an employee's regular hourly rate. When an incentive system is in effect, the applicable local Supplemental Agreement shall set forth the computation for holidays and other paid days off, which shall not be lower than the extant holiday rate.

     19.8 When a holiday falls during an employee's vacation, the employee shall receive the holiday pay and shall not be charged a vacation day for that day.

                          ARTICLE 20: BEREAVEMENT LEAVE
                          -----------------------------

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     The provisions governing bereavement leave shall be set forth in the local supplemental agreements covering the individual facilities and the practices developed thereunder shall continue.

                            ARTICLE 21: SHOP STEWARD
                            ------------------------

     There shall be in the facility of the Employer Shop Steward(s)designated by the Union. The Shop Steward(s)shall be compensated by the Employer for time unavoidably lost during working hours in the process of adjusting grievances. For purposes of layoff only, Shop Steward(s) shall have super-seniority over other bargaining unit employees.

                          ARTICLE 22: SENIORITY/LAYOFF
                          ----------------------------

     The provisions governing seniority and lay off shall be set forth in the local supplemental agreements covering individual facilities and the practices developed thereunder shall continue.

                          ARTICLE 23: WORK ASSIGNMENTS
                          ----------------------------

     The provisions governing transfers, promotions, job classifications, cross-training and job postings shall be set forth in the local supplemental agreements covering individual facilities and the practices developed thereunder shall continue.

                      ARTICLE 24: DISCHARGES AND DISCIPLINE
                      -------------------------------------

     24.1 No employee shall be discharged without just and sufficient cause, except during his trial period. If the discharge or disciplinary act is found to be unjustified, the employee shall be reinstated and may be compensated for his loss of earnings during the period of such discharge or disciplinary act.

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     24.2 All disciplinary notices, including those for absences, shall be of no effect one year after the occurrence.

     24.3 The Employer shall inform the Union of all discipline imposed on an employee, including verbal warnings.

                          ARTICLE 25: LEAVES OF ABSENCE
                          -----------------------------

     25.1 The Employer shall grant reasonable leaves of absence to employees for a justifiable cause. Except as may be required by law, the Employer is not required to grant a leave for a period of less than five (5) consecutive work days. Employees on leaves of absence shall not lose any job rights and shall be entitled to return to their regular job prior to such absence.

     25.2 RETURN FROM MILITARY SERVICE -

          25.2.1 Any employee who has been conscripted, inducted or drafted into the military service of the United States Government, shall, upon termination of such service, be restored to his former position or to a position of like seniority status and pay provided he applied for re-employment within ninety
(90) days after the date of his discharge.

          25.2.2 Employees who are called to active duty by the National Guard or Reserve will be paid the difference between their military pay and their regular straight time wages for up to four (4) weeks. This shall not include scheduled training exercises for weekends or two weeks.

     25.3 FAMILY AND MEDICAL LEAVE

          25.3.1 The Employer shall grant, upon request of the Union, up to six
(6) months' leave of absence without pay to male and female employees for the employee's own serious health condition as defined by the Family and Medical Leave Act ("FMLA"), or for the birth

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or adoption of a child or for the care of family member or live-in partner with a serious health condition.

          25.3.2 The Employer may hire a provisional employee for a period not to exceed six (6) months to take the place of any employee who is on Family Leave. Upon the date of hire, the Employer shall give the Union and the provisional employee notice of the employee's provisional status. During such period, provisional employees shall be entitled to all the rights of regular employees under this Agreement. The Employer may retain a provisional employee as long as such action does not displace the employee on Family Leave or any other regular employee. An employee on Family Leave shall be entitled to return to his or her regular job prior to such absence, or an equivalent position, and, subject to the foregoing, shall not lose any rights or privileges under this Agreement.

          25.3.3 The employee, whether or not s/he is eligible under the FMLA, may use family and medical leave on an intermittent basis (as defined by the FMLA) to the extent that such use is permitted under the rules and regulations promulgated under the FMLA.

     25.4 The Employer may require proper medical certification for leaves relating to an employee's own serious health condition, or for the care of a seriously ill family member or live-in partner.

     25.5 An employee's medical leave for work-related or non-work related injury or illness may last up to one year. FMLA leave runs concurrently with contractual medical leave.

                             ARTICLE 26: TIME CLOCK
                             ----------------------

     The Employer shall maintain an adequate number of time clocks on its premises, and each employee covered by this Agreement shall punch his or her time card before starting work and at the completion of work and before and after lunch.

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                         ARTICLE 27: RIGHT TO VISIT SHOP
                         -------------------------------

     Duly authorized representatives of the Union, including engineers and accountants, shall have the right to visit the premises of the Employer at reasonable times for the purpose of ascertaining whether the provisions of this Agreement are being complied with. Such visits shall be conducted so as not to cause interference with operations. In addition, the Employer shall provide access to relevant accounting books and records as the Union may reasonably request in order to ascertain whether the provisions of this Agreement are being complied with.

                       ARTICLE 28: EMPLOYEE BENEFIT FUNDS
                       ----------------------------------

     28.1 The Employer shall pay monthly to the Union a cents per hour contribution, a monthly rate and/or an amount equivalent to a percentage, as described below or in the applicable Supplemental Agreement, of each total gross weekly payroll (before deduction for federal, state or local taxes), including direct holiday pay, vacation pay and bonuses, of all bargaining unit employees (whether Union or non-Union employees, and whether regular or trial period employees) employed in its facility. All payments shall be due on the tenth
(10th) day of the following month. Such payments shall be allocated towards the following Funds:

          28.1.1 Towards the ILGWU National Retirement Fund, a trust fund established by collective agreement for the purpose of providing pensions or annuities on retirement, disability or death of participants.

          28.1.2 Towards the ILGWU Eastern States Health and Welfare Fund, a trust fund established by collective agreement for the purpose of providing employees with health, welfare and recreation benefits and services.

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

          28.1.3 The Employer shall contribute to substitute employee benefit funds including without limitation the UNITE National Cotton Health Fund as may be required by local Supplemental Agreement.

     28.2 For those facilities participating in the ILGWU National Retirement Fund (the "NRF"), the Employer shall contribute to the NRF to provide the prior basic benefit and to provide the new, enhanced benefit [NRF 2000] at a rate set forth in the local supplemental agreement. The Employer shall provide the Union, for the NRF, on a monthly basis (within thirty (30) days of the end of each month), the name, social security number, gross wages paid to each covered employee and the number of hours paid for in the period (or such other information as the Union may require in the future related to the NRF 2000 Benefit.) The Union may, in its sole discretion, assign collection of employer contributions to the ILGWU National Retirement Fund or any other designee.

     28.3 For the month of June, 2003 the employer will pay the funds at the existing rate for health and welfare benefits. Effective July 1, 2003 and thereafter, the Employer shall contribute the monthly figure set forth in the applicable supplemental agreement. The Employer shall contribute for each employee beginning with the first of the month following the completion of the probationary period. The Employer shall maintain contributions for six months for an employee on disability leave or workers compensation leave, and for three months for temporary layoff or for other leave described under paragraph 25.3 of this agreement. The applicable employee co-premiums, if any, shall be set forth in the appropriate local supplement. The Employer further agrees that the copayment shall be made to a Section 125 Plan. Should the Employer not have its own Section 125 Plan, the Employer shall participate in a Fund established
Section 125 Plan. In addition to any other requirements which the Fund may establish concerning an employee's eligibility to participate in and/or receive benefits from the

Fund, it is also understood that no contributions will be required for any employee or former employee of the Employer who is participating in and/or receiving benefits from the Fund as a result of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). The Union shall provide the Employer with a copy of all benefit enrollment forms for employees who have elected family coverage through the Health and Welfare Fund. If those enrollment forms are not available on hard copy, the Union shall provide the Employer with access to such data in whatever form it is maintained. Additionally, the Union shall promptly supply copies of enrollment forms reflecting a change in status to the Employer as soon as such forms are completed.

     28.4 If at any time during the life of this Agreement, as a result of government mandated requirements, a benefit or a cost of any of the benefits shall be increased, or a new benefit required, or the cost to any fund of providing existing or new benefits is increased, the Union shall have the right to request additional company contributions to cover the expense thereof.

     28.5 The said Health and Welfare Fund shall continue to be maintained and administered by the Board of Trustees in accordance with the by-laws or rules and regulations adopted by the Board of Trustees for that purpose. The Employer shall have no legal or equitable right, title, claim or interest in or to said Fund, or the administration thereof. No individual employee shall have any legal or equitable right, title or interest in, or claim against, his or any other employer's payments towards the Health and Welfare Fund, or against said Fund, except as may be provided by the by-laws or rules and regulations of said Fund.

     28.6 The said Retirement Fund shall be administered in accordance with its by-laws or rules and regulations by a Board of Trustees. Each Board of Trustees shall be composed of Union representatives and an equal number of representatives of employer contributors to that

Fund. In the event that the Board of Trustees shall be deadlocked on any issue or matter arising in connection with its Fund, the same shall be decided by a neutral person as set forth in the by-laws or rules and regulations of said Fund, and his decision shall be final and binding. The parties hereto hereby ratify, confirm and approve the composition and membership of each Board of Trustees as now or hereafter constituted.

     28.7 Each Board of Trustees mentioned in Paragraph 28.5 or 28.6 above shall adopt and promulgate such by-laws or rules and regulations to effectuate the purpose of its Fund as it may deem necessary and desirable, including the detailed basis upon which payments from the Fund will be made, and shall have the power to modify the same from time to time without notice, whenever it may deem it necessary or desirable to do so. The parties hereby agree to be bound thereby and they are hereby incorporated in and made part of this Agreement. It is agreed that such Boards of Trustees may not increase the Company's level of contribution during the term of this Agreement.

          28.7.1 The Board of Trustees or other body administering any of the benefit funds, except the ILGWU National Retirement Fund, is hereby authorized and empowered, in its sole discretion and upon such basis as it deems desirable, to transfer or mingle the assets of or to merge said Fund with any other fund or funds now existing or hereafter established and provided for in a collective agreement with UNITE or an affiliate thereof. In the event of such mingling, transfer or merger, the amounts hereinabove provided to be allocated towards the respective funds shall thereafter be paid over to the fund or funds with which there has been such mingling, transfer or merger.

          28.7.2 The Board of Trustees of the ILGWU National Retirement Fund is hereby authorized and empowered, in its sole discretion and upon such basis as it deems desirable, to transfer or mingle the assets of said Fund or to merge said Fund with any other retirement fund or funds.

     28.8 None of the monies paid into the Retirement Fund shall be used for any purpose other than to provide for pensions or annuities on retirement or death of employees and to pay the operating and administrative expenses thereof. The monies of the other benefit funds shall be kept separate and apart from all other monies except as allowed in Paragraphs 28.7.1 and 28.7.2.

     28.9 Only the assets of each benefit fund shall be available for the payment of the benefits provided by that benefit fund and only to the extent that such benefit fund is financially able to make such payments.

     28.10 The Employer shall have no legal or equitable right, title, claim or interest in or to said Funds. No individual employee shall have any legal or equitable right, title or interest in, or claim against, his or any other employer's payments towards said Funds or against said Funds, except as may be provided by the by-laws or rules and regulations of said Funds.

     28.11 An annual audit of each Fund shall be made by accountants designated by the Board of Trustees. A statement of the results of such audit shall be made available for inspection by interested persons at the principal office of the Fund and at such other places as may be designated by its Board of Trustees.

     28.12 In the event benefit fund contributions are collected on behalf of a health and welfare fund other than the Health and Welfare Fund listed in Paragraph 28.1.2, the person who collected the contributions shall remit the contributions to the proper health and welfare fund.

     28.13 The Union or the Board of Trustees of a Fund, or both of them, shall be proper parties-in-interest to enforce collection of payments due from the Employer towards said Funds. Should the matter be submitted to arbitration and the arbitrator find against the Employer, he may also order and direct the Employer to pay interest at the current prime rate of interest as set by the Amalgamated Bank of New York, 1710 Broadway, New York, New York. He may also order and direct the Employer to pay the cost of investigation of payments due. Should the matter be submitted to arbitration and the arbitrator find against the Employer, the arbitrator may order and direct the Employer to pay the cost of investigation together with reasonable attorneys' fees and other expenses incurred in connection with the matter. In addition, the arbitrator may grant such other relief as he deems appropriate under the circumstances.

     28.14 The Union or the appropriate Board of Trustees or Boards of Trustees shall have the right to enforce this Article, including the provisions pertaining to delinquent contributions, by proceeding through arbitration or by instituting appropriate action before a court or governmental agency or by pursuing any other remedies provided by law or this Agreement.

     28.15 The Employer shall contribute one dollar ($1.00) per month for each employee after s/he has completed ninety (90) days of employment for the purposes of education and scholarship to a fund designated in the local supplement.

                             ARTICLE 29: DISABILITY
                             ----------------------

     Disability benefits currently in effect shall continue and shall be specified in the applicable Supplemental Agreement.

                     ARTICLE 30: GRIEVANCES AND ARBITRATION
                     --------------------------------------

     30.1 Any and all disputes between the Union or any employees and the Employer involving an alleged breach or issue of application or interpretation of this Agreement or a local Supplemental Agreement shall be adjusted as follows:

          30.1.1 The shop steward, together with a representative of the Union, shall attempt to settle the matter with a representative of the Employer. No adjustment shall be deemed binding on the Union unless approved by the Manager of the Union or the designated Business Agent servicing the facility. Disputes not specific to an employee or group of employees may be brought by a representative of the aggrieved party.

          30.1.2 A grievance is time barred if it is not submitted in writing to the Employer within sixty (60) working days of the occurrence of the condition or such time as the affected employee or the Union knew of the condition giving rise to the grievance. In the case of a continuing violation, a remedy may be granted for up to one year prior to the filing of the grievance. The time limit for filing grievances shall not apply to disputes concerning payment of benefit fund contributions or disputes regarding Article 10.

          30.1.3 If they shall fail satisfactorily to dispose of any such grievance, the matter shall be submitted to an arbitrator selected by mutual agreement from the panel set forth herein. If the parties cannot agree on an arbitrator, they shall select an arbitrator by alternately striking members of the panel. The arbitrator who heard the previous case shall be struck first. The panel shall consist of:

Daniel Brent
Robert Light
Joan Parker
Rosemary Townley

     30.2 Either party desiring to use the arbitration procedure as herein provided shall transmit a written notice to the other party no later than four
(4) months after the filing of the grievance. The award or decision of the arbitrator, in addition to granting such other relief as the arbitrator may deem proper, may contain provisions commanding affirmative acts or restraining acts and conduct of the parties. If either party shall default in appearing before the arbitrator, he is empowered nevertheless to take the proof of the party appearing and render an award thereon.

Any award or decision of the arbitrator shall be final and binding and shall be enforceable by appropriate proceedings at law or in equity. His fee shall be borne equally by the parties hereto.

          30.2.1 The parties agree that any papers, notices or processes to initiate or continue an arbitration hereunder may be served by mail, and all papers, notices or processes in any application to a court to confirm or enforce an arbitration award hereunder, including service of the papers conferring jurisdiction of the parties upon the court, may be served by certified or regular mail, directed to the last-known address of the Employer or the Union.

     30.3 The procedure herein established for the adjustment of disputes shall be the exclusive means for the determination of all disputes, complaints, controversies, claims or grievances whatsoever, including the arbitrability of any dispute. It is intended that this provision shall be interpreted as broadly and inclusively as possible. Neither party shall institute any action or proceeding in a court of law or equity, State or Federal, or before an administrative tribunal, other than to compel arbitration, as provided in this Agreement, or with respect to the award of an arbitrator. This provision shall be a complete defense to and also grounds for a stay of any action or proceeding instituted contrary to this Agreement.

     30.4 Any dispute, complaint, controversy, claim or grievance hereunder which any employee may have against the Employer may be instituted and processed only by the Union in the manner herein provided. No employee shall have the right individually to institute or process any action or proceeding with reference to any dispute, complaint, controversy, claim or grievance, or to initiate or compel arbitration in the event the Union fails or refuses to proceed with arbitration.

                    ARTICLE 31: NO STRIKE/NO LOCKOUT PLEDGES
                    ----------------------------------------

     There shall be no strikes or lock-outs during the term of this Agreement for any reason whatsoever, except as set forth in Article 33.

               ARTICLE 32: NO REDUCTION OF WAGES OR OTHER BENEFITS
               ---------------------------------------------------

     Wages and other terms and conditions of employment now existing or hereafter established at any facility of the Employer shall not be lowered, except by mutual agreement. Any custom or practice existing in a facility at the time of the execution of this Agreement more favorable to the employees than the provisions hereof shall be continued as heretofore.

           ARTICLE 33: STRUCK WORK-LABOR DISPUTE CROSSING PICKET LINES
           -----------------------------------------------------------

     To the extent that a contractor's manufacturing work involves the integrated process of production of the Employer's garments, the Employer and its contractors have a close unity of interest with each other and in any labor dispute, and to such extent, the Employer and its contractors are not neutrals with respect to each other but are jointly engaged in an integrated production effort. Accordingly, to the extent permitted by law, it shall not be considered a breach of this agreement on the part of the Union, any of its affiliates or on the part of any employee if such worker refuses to cross any lawful picket line recognized by the Union or its affiliates or to enter upon the lawfully picketed premises of said contractor, either of his or her own volition or by direction of the Union or the International or to refuse to handle garments from a contractor with whom the Union or any of its affiliates has a lawful labor dispute.

                ARTICLE 34: TEMPORARY APPOINTMENT TO UNION STAFF
                ------------------------------------------------

     The Union shall have the right to appoint an employee to its staff on a temporary basis, not to exceed nine (9) months, without said employee losing his seniority rights.

                          ARTICLE 35: CONFORMITY TO LAW
                          -----------------------------

     35.1 If any provision of this Agreement or the enforcement or performance of such provision is or shall at any time be determined to be contrary to law by or enjoined by a court or administrative agency, then such provision shall not be applicable or enforced or performed except to the extent permitted by law. The Union and the Employer shall thereupon negotiate a substitute provision.

     35.2 If any provision of this Agreement or its application is held invalid or enjoined, the remainder of this Agreement shall not be affected thereby.

                              ARTICLE 36: JURY DUTY
                              ---------------------

     Jury duty leave shall be set forth in the local supplemental agreement.

                          ARTICLE 37: UNION ACTIVITIES
                          ----------------------------

     37.1 Any employee who is called from his or her employment to serve on the Union's Negotiating Committee shall be paid his or her full wage during the entire time he or she shall serve on the Union's Negotiating Committee. A maximum of one committee member for every twenty-five (25) bargaining unit employees shall receive this benefit.

     37.2 The Union shall have access to bulletin boards in the facilities.

     37.3 The Company will pay five thousand dollars (5,000.00) for printing and translation of the contract. The Union will do the printing and translation.

                  ARTICLE 38: JOINT LABOR-MANAGEMENT COMMITTEE
                  --------------------------------------------

     The Employer and the Union shall designate an equal number of representatives to form a Joint Labor-Management Committee. The Committee shall meet regularly at least one (1) time per month. The Employer shall compensate employees at their regular rate of pay for serving on the Committee during working time.

                              ARTICLE 39: VACATIONS
                              ---------------------

     Vacation pay and time off shall be set forth in the applicable local Supplemental Agreements.

                               ARTICLE 40: CUTTING
                               -------------------

     Any cutting and related tasks, such as marking, grading and digitizing, shall be performed under the conditions specified in the Supplemental Agreement covering employees represented by Local 10.

                            ARTICLE 41: REPORTING PAY
                            -------------------------

     Employees shall receive reporting (call-in) pay as set forth in the applicable local Supplement Agreements.

                              ARTICLE 42: NO WAIVER
                              ---------------------

     The failure of either party to this Agreement to require strict performance of any provision of the Agreement shall not be deemed a waiver or abandonment of any of the rights or remedies provided herein for violation of the Agreement or any provision thereof; nor shall it constitute a waiver or abandonment of any right or remedy herein provided for a subsequent violation of any provision of the Agreement.

                          ARTICLE 43: MANAGEMENT RIGHTS
                          -----------------------------

     All rights and prerogatives which may lawfully be exercised by management and which are not specifically abridged or limited by this Agreement or the applicable local Supplemental Agreement are reserved to the Employer.

                        ARTICLE 44: DURATION OF AGREEMENT
                        ---------------------------------

     This Agreement shall be effective June 1, 2003 and continue in effect until midnight of the 31st day of May, 2006.

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the year and date hereinabove written.

LIZ CLAIBORNE, INC.

By:  /s/ John Moroz
    -----------------------------

UNITE

By:  /s/ Bruce Raynor
    -----------------------------
    Bruce Raynor, President
LOCAL 10


By:  /s/ Richard Rumelt
    -----------------------------
    Richard Rumelt, Manager

LOCAL 23-25

By:  /s/ Edgar Romney
    -----------------------------
    Edgar Romney, Manager

LOCAL 99

By:  /s/ Christine Kerber
    -----------------------------
    Christine Kerber, Manager

NEW ENGLAND JOINT BOARD


By:  /s/ Warren Pepicelli
    -----------------------------
    Warren Pepicelli, Manager

NEW YORK JOINT BOARD


By:  /s/ John Gillis
    -----------------------------
    John Gillis, Manager
NEW YORK-NEW JERSEY REGIONAL JOINT BOARD

By:  /s/ William Lee
    -----------------------------
    William Lee, Manager

PENNSYLVANIA, OHIO AND SOUTH JERSEY
JOINT BOARD, LOCAL 109


By:  /s/ David Melman
    -----------------------------
    David Melman, Manager